UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 22, 2022 (July 27, 2022)
___________________________
G1 THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Park Offices Drive Suite 200 Research Triangle Park, NC	27709
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (919) 213-9835
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	GTHX	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On July 22, 2022, the Board of Directors (the “Board”) of G1 Therapeutics, Inc. (the “Company”), following the recommendation of the Nominating and Governance Committee of the Board, appointed Norman E. Sharpless, M.D., as an independent director to the Board to serve, effective July 22, 2022, as a Class II Director with a term expiring at the Company’s 2025 annual meeting of stockholders.

Dr. Sharpless has more than thirty years of experience in the medical field, was a founding scientist of the Company and served on the Company’s Board from its inception in 2008 until 2015. Dr. Sharpless was the 15th Director of the National Cancer Institute at the National Institutes of Health, serving from October 2017 until April 2022. In 2019, he served as Acting Commissioner for Food and Drugs at the U.S. Food and Drug Administration. Prior to his government service, Dr. Sharpless served as Director of the University of North Carolina (UNC) Lineberger Comprehensive Cancer Center from January 2014 to 2017. Dr. Sharpless began his teaching at UNC in 2002 and, in 2012, he became the Wellcome Professor of Cancer Research at UNC. Dr. Sharpless holds a B.S. in Mathematics from the University of North Carolina at Chapel Hill and earned his M.D. at the University of North Carolina at Chapel Hill.

In 2017, prior to entering federal service, Dr. Sharpless divested his holdings in the Company as required by Federal law.

In connection with Dr. Sharpless’ appointment to the Board, the Board expects to grant to Dr. Sharpless a non-statutory stock option to purchase up to 60,000 shares of the Company’s common stock on August 4, 2022 (the first trading day after the Company’s financial blackout period). The stock option will have an exercise price per share equal to the closing price of the Company’s common stock on The Nasdaq Global Select Market on August 4, 2022. The stock option will vest in equal monthly installments through the third anniversary of the date of grant, subject to Dr. Sharpless’ continued service as a director.

In addition, Dr. Sharpless is entitled to receive an annual cash retainer of $45,000 for his service as a non-employee director of the Company pursuant to the Company’s Second Amended and Restated Non-Employee Director Compensation Policy, prorated for the portion of the year that Dr. Sharpless serves as a director. Dr. Sharpless will serve as a member of the Nominating and Governance Committee of the Board.

Also in connection with Dr. Sharpless’ appointment to the Board, Dr. Sharpless and the Company will enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.1 to the Company’s Amendment No. 2 to its Registration Statement on Form S‑1 (File No. 333-217285) filed by the Company on May 8, 2017. Under this agreement, the Company will agree, among other things, to indemnify Dr. Sharpless for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

There are no arrangements or understandings between Dr. Sharpless and any other person pursuant to which Dr. Sharpless was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Sharpless has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. He does not have any family relations with any directors or executive officers of the Company.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated July 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G1 THERAPEUTICS, INC.

	By:	/s/ James Stillman Hanson
James Stillman Hanson
General Counsel

Date: July 27, 2022